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                             CERTIFICATE OF TRUST



     The undersigned, the trustees of Designer Finance Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

     (d) The name of the business trust being formed hereby (the "Trust") is "Designer Finance Trust".

     (e) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          Delaware Trust Capital Management, Inc.
          900 Market Street
          Wilmington, DE 19801
          Attention:  Corporate Trust Department - H02M12

     (f) This Certificate of Trust shall be effective as of the date of filing.

Dated:  September 26, 1996

                                      /s/ Merril M. Halpern
                                      ---------------------------
                                      Name:  Merril M. Halpern
                                      Title: Regular Trustee


                                      /s/ Arnold H. Simon
                                      ---------------------------
                                      Name: Arnold H. Simon
                                      Title: Regular Trustee


                                      DELAWARE TRUST CAPITAL MANAGEMENT, Inc., as Delaware Trustee

                                      By:  /s/ Richard Smith
                                          ---------------------------
                                          Name: Richard Smith